As filed with the Securities and Exchange Commission on August 2, 1996

                                               Registration No. 333-
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                MICROFRAME, INC.
             (Exact name of registrant as specified in its charter)

          New Jersey                                  22-2413505
- -------------------------------           -------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                                21 Meridian Road
                            Edison, New Jersey 08820
                                 (908) 494-4440
           ----------------------------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 Stephen B. Gray
                      President and Chief Operating Officer
                                MicroFrame, Inc.
                                21 Meridian Road
                            Edison, New Jersey 08820
                                 (908) 494-4440
           ----------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              James Alterbaum, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
           ----------------------------------------------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this Registration Statement as determined by market conditions.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, check the following box.   [X]


         --------------------------------------------------------------

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE


                                         Proposed    Proposed
Title of                                 maximum     maximum
each class            Amount             offering    aggregate     Amount of
of securities         to be              price per   offering      registration
to be registered      registered(1)      security(2) price(2)      fee
- --------------------------------------------------------------------------------
Common Stock          4,104,401 shares   $1.6875     $6,926,176.60 $2,388.34
$.001 par value
per share
- --------------------------------------------------------------------------------

(1) Pursuant to Rule 416(b), there is also covered hereby all additional securities resulting from anti-dilution adjustments prior to the completion of the distribution of such registered securities.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c), the average of the high and low selling prices per share of the registrant's Common Stock, as quoted on the Nasdaq SmallCap Market on July 31, 1996.


================================================================================
           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

================================================================================
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
================================================================================

                   Subject to Completion, dated August 2, 1996

PROSPECTUS

                        4,104,401 SHARES OF COMMON STOCK
                                       OF
                                MICROFRAME, INC.

           This Prospectus relates to an aggregate of 4,104,401 shares (collectively, the "Shares") of Common Stock, $.001 par value per share ("Common Stock"), of MicroFrame, Inc. (the "Company") which may be offered and sold from time to time by the Selling Stockholders named herein. See "Selling
Stockholders." Of such Shares: (a) 1,101,467 were purchased in a private placement of the Company's securities in April 1996 (the "1996 Private Placement") and (b) 2,202,934 may be purchased upon the exercise of the Class A Warrants and Class B Warrants which were issued in the 1996 Private Placement (collectively, the Class A Warrants and Class B Warrants are sometimes hereafter referred to as the "Warrants") (also includes the shares of Common Stock and Warrants which were acquired by certain of the Selling Stockholders pursuant to the exercise of preemptive rights granted to them in connection with their purchase of Common Stock in a private placement (the "1993 Private Placement") of the Company's securities in May 1993 (the "Preemptive Rights")); and (c) 800,000 were acquired by certain of the Selling Stockholders in the 1993 Private Placement.

           The Shares may be offered for sale from time to time by the Selling Stockholders, or their pledgees, donees, transferees or other successors in interest, in the over-the-counter market, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Shares may be sold directly by the Selling Stockholders or through brokers or dealers. In connection with any such sales, Selling Stockholders and brokers or dealers participating in such sales may be deemed "underwriters" within the meaning of the Securities Act. See "Plan of Distribution."

           The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders (although the Company received an aggregate of $1,376,934 in the 1996 Private Placement and would receive an additional $3,855,135 assuming all of the Warrants are exercised). The Company will bear all expenses in connection with the filing of the Registration Statement of which this Prospectus forms a part, except that the Selling Stockholders will pay all discounts and commissions payable to broker-dealers and the fees and expenses, if any, of counsel to the Selling Stockholders.

           SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

           The Company's Common Stock commenced trading on August 17, 1995 on the Nasdaq SmallCap Market under the symbol "MCFR." Prior to that date, the Common Stock was not traded on any registered national securities exchange, although several registered broker-dealers made a market in the Common Stock. On July 31, 1996 the high and low bid prices of the Common Stock in the Nasdaq SmallCap Market were $1-7/8 and $1-1/2.

                  --------------------------------------------

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  --------------------------------------------


                 The date of this Prospectus is August __, 1996.

                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Electronic registration statements filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Web site (http://www.sec.gov). Additionally, material filed by the Company can be inspected at the offices of The Nasdaq Stock Market, Nasdaq Regulatory Filings, 1735 K Street, NW, Washington, DC 20006-1500.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996, heretofore filed by the Company with the Commission (File No. 0-13117) pursuant to the Exchange Act, is hereby incorporated by reference.

           Each document filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act by the Company subsequent to the date of this Prospectus but prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

           The Company has filed with the Commission a registration statement (No.333-_____) on Form S-3 under the Securities Act of 1993, as amended (the "Securities Act") with respect to the securities offered hereby (the "Registration Statement"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information can be inspected at the principal office of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of the Registration Statement can be obtained from the Commission at prescribed rates by writing to the Commission at such address.

           THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY DOCUMENT INCORPORATED BY REFERENCE IN THIS PRO SPECTUS (OTHER THAN EXHIBITS UNLESS SUCH EXHIBITS ARE EXPRESSLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO MICROFRAME, INC., 21 MERIDIAN ROAD, EDISON, NEW JERSEY 08820
ATTENTION: MARK A. SIMMONS.

                                  RISK FACTORS

           The securities offered hereby involve a high degree of risk including, but not necessarily limited to, those risks described below. Each prospective investor should carefully consider the following risk factors before purchasing any securities offered pursuant to this Prospectus.

           This Prospectus, including the documents incorporated herein by reference, contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Factors which could cause such results to differ materially from those described in the forward-looking statements include those set forth in the risk factors below.

           Lack of Liquidity of Common Stock. The Company's Common Stock commenced trading on August 17, 1995 on the Nasdaq SmallCap Market under the symbol "MCFR." Prior to that date, the Company's Common Stock was not traded on any registered securities exchange, although several registered broker-dealers made a market in the Company's Common Stock. There can be no assurance that an active public market for the Company's Common Stock will develop or if developed will be sustained. Accordingly, investors may not be able to sell their Common Stock should they desire to do so. While no prediction can be made as to the effect, if any, that future sales of shares of the Company's Common Stock, or the availability of additional shares for future sales, will have on the market price of the Common Stock prevailing from time to time; sales of substantial amounts of Common Stock or the perception that such sales could occur, would likely adversely affect the market price for the Common Stock.

           Competition. The market for network management and remote maintenance and security products for mission critical voice and data communications networks is highly competitive. There can be no assurance that the proprietary technology which forms the basis for most of the Company's family of modular standards oriented hardware and software components will continue to enjoy market acceptance or that the Company will be able to compete successfully on an on-going basis. The Company believes that the principal factors affecting competition in the network management and remote maintenance and security products for mission critical voice and data communications networks markets are: (1) the products' ability to meet a multiplicity of network management and security requirements; (2) the products' ability to conform to the network topologies and/or computer systems; (3) the products' ability to avoid technological obsolescence; (4) the willingness and the ability of a vendor to support customization, training, and installation; and (5) the price. Although the Company believes that its present products and services are competitive, the Company competes with a number of large computer, electronics and telecommunications manufacturers which have financial, research and development, marketing, and technical resources substantially greater than those of the Company. Such companies may succeed in producing and distributing competitive products more effectively than the Company can produce and distribute its products, and may also develop new products which compete effectively with those of the Company.

           Limited Protection From Duplication of Proprietary Products. The Company holds no patents on any of its technology. Although it does license some of its technology from third parties, it does not consider any of these licenses to be critical to the Company's operations.

           The Company has made a consistent effort to minimize the ability of competitors to duplicate the Company's software technology utilized in its products. However, there remains the possibility of duplication of the Company's products and competing products have already been introduced.

           Dependence on Particular Customers. The Company sells a substantial portion of its products to two customers, AT&T and MCI. Sales to AT&T and MCI represented 23.8% and 24.8%, respectively, of the Company's revenue in the fiscal year ended March 31, 1996 ("fiscal 1996"). The loss of either of these customers could have a material adverse effect on the Company's business. Fiscal 1996 was the first time in three years where the total percentage of revenues generated by these two customers fell below 50%. This is attributable to three factors: (1) a reduction in absolute revenues of approximately $1.25M (29%) from year to year from these two customers; (2) an increase in North American revenues, exclusive of these two customers of approximately $50K (3%); and (3) an increase in European revenues of approximately $450K (38%).

           No Dividends. The Company has not paid any cash dividends on its Common Stock. The Company presently intends to retain all earnings to finance its operations and, therefore, does not presently anticipate paying any cash dividends in the foreseeable future. Under the terms of the Company's credit agreement with CoreStates Bank, N.A. (formerly New Jersey National Bank) ("CoreStates Bank"), which the Company was recently advised by CoreStates would not be renewed, the Company could not, without the prior written consent of CoreStates Bank, declare or pay any dividends in cash or otherwise on any shares of stock of the Company. See "Liquidity Problems."

           Possible Volatility of Market Price of the Company's Securities. Because of the nature of the industry in which the Company operates, the market price of the Company's securities is highly volatile. Factors such as announcements by the Company or others of technological innovations, new commercial products, regulatory approvals or proprietary rights developments, and competitive developments all may have a significant impact on the future business prospects of the Company and the market price of the Company's securities.

           Liquidity   Problems.   The  Company  had  a  credit  agreement  with
CoreStates Bank for a credit line of $1,000,000 to finance future working capital requirements, secured by accounts receivable, inventory, equipment and all other assets of the Company. As of July 31, 1996, there was $300,000 outstanding under this working capital credit line. In addition, the Company has a $150,000 revolving credit facility with CoreStates Bank to finance purchases of machinery and equipment, convertible into a three-year secured term loan. The Company borrowed $124,000 against this facility in November, 1995, at which time this debt was converted into a three-year term loan. As of July 31, 1996, $102,184 remained outstanding on this term loan.

           In June 1996, the Company was informed by CoreStates Bank that the working capital credit line would not be renewed at the expiration date of July 31, 1996. An agreement with the bank was reached to repay the outstanding balance no later than October 31, 1996 in order to facilitate an orderly transition to a new credit facility. There will be no impact on the outstanding term loan.

           Based on its current cash and working capital position as a result of the cash infusion from the 1996 Private Placement in the first quarter of the fiscal year ending March 31, 1997 ("fiscal 1997"), its anticipation of increased revenue streams, and the continued austerity measures as to operational and capital expenditures, the Company believes that it has sufficient resources to meet its operational needs over the next twelve months.

           Rapid Industry Change and Technological Change. The Company's success will depend on the continued and expanded use of its existing products and services, and its ability to develop new products and services or adapt existing products and services to keep pace with changes in the communication industry. There can be no assurance that the Company will be successful in modifying or developing its existing or future products in a timely manner, or at all. If the Company is unable, due to resource, technological or other constraints, to adequately anticipate or respond to changing market, customer or technological requirements, the Company's business, financial condition and results of operations will be materially adversely affected. Further, there can be no assurance that products or services developed by others will not render the Company's products and services noncompetitive or obsolete.

           Technological Factors; Uncertainty of Product Development; Unproven Technology. The Company's products are currently being utilized by a limited number of customers and there can be no assurance that they will prove to be sufficiently reliable in widespread commercial use. It is common for hardware and software as complex and sophisticated as that incorporated in the Company's products to experience errors or "bugs" both during development and subsequent to commercial introduction. There can be no assurance that any errors in the Company's existing or future products will be identified, and if identified, corrected. Any such errors could delay commercial introduction of new products and require modifications in products that have already been installed. Remedying such errors has been and may continue to be costly and time consuming. Delays in remedying any such errors could materially adversely affect the Company's competitive position with respect to existing or new technologies and products offered by its competitors.

           Dependence on Key Personnel. The Company's success depends in large part on the continued services of its key management, sales, engineering, research and development and operational personnel and on its ability to continue to attract, motivate and retain highly qualified employees and independent contractors in those areas. Competition for such personnel is intense and there can be no assurance that the Company will be successful in attracting, motivating and retaining key personnel. The inability to hire and retain qualified personnel or the loss of the services of key personnel could have a material adverse effect upon the Company's business condition and results of operations.

           History of Net Losses; Accumulated Deficit. Although the Company had net income of $364,797 for the fiscal year ended March 31, 1995, it experienced a net loss of $1,993,700 for fiscal 1996. There can be no assurance that the Company's operations will be profitable in the future.

           Potential Fluctuations in Quarterly Performance. The Company has experienced fluctuations in its quarterly operating results and anticipates that such fluctuations will continue and could intensify. The Company's quarterly operating results may vary significantly depending on a number of factors, including the timing of the introduction or acceptance of new products and services offered by the Company, changes in the mix of products and services provided by the Company, long sales cycles, changes in regulations affecting the Company's business, changes in the Company's operating expenses, uneven revenue streams, and general economic conditions. Revenue recognition for the Company's products is based upon various performance criteria and varies from customer to customer and product to product. There can be no assurance that the Company's levels of profitability will not vary significantly among quarterly periods or that in future quarterly periods the Company's results of operations will not be below prior results or the expectations of public market analysts and investors. In such event, the price of the Company's Common Stock could be materially adversely affected.

           Possible Need for Additional Financing. In the event of unanticipated technical or other problems, the Company may be required to seek additional financing sooner than currently anticipated or may be required to curtail its activities. There can be no assurance that additional financing will be available on acceptable terms, or at all.

           Government Regulation and Legal Uncertainties. Due to the sophistication of the technology employed in the Company's devices, export of the Company's products is subject to governmental regulation. As required by law or demanded by customer contract, the Company routinely obtains approval of its products by Underwriters' Laboratories. Additionally, because many of the Company's products interface with telecommunications networks, its products are subject to several key Federal Communications Commission ("FCC") rules and thus FCC approval is necessary as well.

           Part 68 of the FCC  rules  contains  the  majority  of the  technical requirements  with  which  telephone  systems  must  comply to  qualify  for FCC registration  for  interconnection  to the  public  telephone  network.  Part 68 registration represents a determination by the FCC that telecommunication equipment interfacing with the public telephone network complies with certain interference parameters and other technical specifications. FCC Part 68 registration for the Company's products has been granted and the Company intends to apply for FCC Part 68 registration for all of its new and future products.

           Part 15 of the FCC rules requires equipment classified as containing a Class A computing device to meet certain radio and television interference requirements, especially as they relate to operation of such equipment in a residential area. Certain of the Company's products are subject to the comply with Part 15.

           The European Community is developing a similar set of requirements for its members and the Company has begun the process of compliance for Europe.

           Potential Future Sales Pursuant to Rule 144. Sale of substantial amounts of Common Stock in the public market could adversely affect the market price for the Common Stock. As of August 1, 1996, 3,426,164 shares of the Company's Common Stock were held by officers, directors and certain principal Stockholders of the Company and an additional 2,380,052 shares of the Company's Common Stock will be held by such persons upon their exercise of currently exercisable stock options and warrants. Except for the 4,119,401 shares of Common Stock that are being registered for sale pursuant to the Registration Statement of which this Prospectus forms a part, such shares of Common Stock may not be freely resold as they are "restricted securities" under Rule 144, as promulgated by the Commission pursuant to the 1933 Act, as amended, and the rules and regulations thereunder. Rule 144 provides, in essence, that a Stockholder who is an affiliate of the Company, after holding restricted securities for a period of two years, may sell them in an unsolicited brokerage transaction within a three month period in an amount which does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Non-affiliated Stockholders holding restricted securities for more than three years are not subject to volume limitations and may sell under Rule 144 unlimited amounts of Common Stock. The price of the Company's Common Stock might be adversely affected if a substantial portion of the Common Shares held by affiliates of the Company are sold pursuant to Rule 144.

                                   THE COMPANY

General
- -------

           The Company, a New Jersey corporation, founded in 1982, designs, develops and markets a broad range of network management and remote maintenance and security products for mission critical voice and data communications networks. The Company's products provide for alarm monitoring, proactive administration and reporting capabilities which are to be used as a basis for remote network management and maintenance. In addition, by incorporating a variety of hardware and software options for security and user authentication, these products can deter as well as prevent unauthorized dial-in and/or in-band access to network elements and systems (such as computers, local area networks
(LANs) and Private Branch Exchange telephone switches ("PBXs")), while allowing authorized personnel access to perform needed administration and maintenance of host devices and networks from remote locations.

           In May 1993, the Company completed the 1993 Private Placement to accredited investors of an aggregate of 800,000 shares (after giving effect to a reverse stock split as noted below) of common stock, par value $.001 per share, of the Company ("Common Stock") for $1,000,000.

           In September 1993, the Company effected a one-for-five reverse stock split of the issued and outstanding shares of the Common Stock (the "Reverse Stock Split").

           In September 1995, the Company formed a wholly-owned subsidiary, MicroFrame Europe N.V., which in turn acquired all of the issued and outstanding shares of capital stock of European Business Associates BVBA ("EBA") of Brussels, Belgium.

           In April 1996, the Company completed the 1996 Private Placement to accredited investors of an aggregate of 1,101,467 Units for $1,376,933.75, each Unit consisting of one share of Common Stock and one Class A Warrant and one Class B Warrant, each of which is exercisable into one share of Common Stock at an exercise price of $1.50 and $2.00, respectively.

           The principal office of the Company is located at 21 Meridian Road, Edison, New Jersey 08820 and its telephone number is (908) 494-4440.


Principal Products and Markets
- ------------------------------

           The Company has established a strong customer base through the development of a family of modular standards oriented hardware and software components designed to interface with a customer's existing dial-up and/or in-band wide area network communications environment. The Company believes that each of these components, when combined with the programmability as provided by the Company's unique software, support and meet the needs of a wide variety of customer network management and security requirements. The software is designed to permit easy modification, thus allowing customized solutions for monitoring and controlling telemaintenance and/or network access. In other words, Secure Remote Tele-Maintenance.

           The Company develops and markets a broad range of security, network management and remote maintenance products for voice and data communications networks. The Company's products are based upon a family of hardware and software components which, combined with a uniquely developed software "engine", provide programmability and easy modification. Customized solutions for network access, monitoring and telemaintenance of mission-critical applications can readily be accommodated.


New Products and Markets
- ------------------------

           In fiscal 1996, the Company continued its evolutionary development of products to address the Network Management and Security marketplace and began to introduce a new family of products referred to collectively as Secure Network Systems/2000 ("SNS/2000"). This family of industry standards based products is designed to address the growing demand for remote network management of mission critical integrated voice and data networks. The SNS/2000 product family consists primarily of Sentinel 2000, Admin 2000, Manager 2000, Alert 2000 and SeGaSys 2000.

           These products uniquely integrate security management, remote access, fault management and problem identification/resolution into a powerful suite of network management solutions to monitor, maintain and increase the operational integrity and access to the voice and data network.

           As telecommunications networks continue to expand to support more and more mission-critical applications, the economic impact of downtime and the importance of secure remote access increases exponentially. According to a recent third party study, "network downtime" can cost companies up to $1,000 per minute in lost revenues and employee productivity. In addition, the technical support staff necessary to administer, support and maintain combined voice and data networks containing a large distributed base of legacy devices, remains distributed and inefficient. Faced with budget constraints and a lack of skilled staff resources due to downsizing programs, network and system managers today are searching for new tools to more effectively manage, secure and control their expanding and increasingly more complex networks. The SNS/2000 family of products provides cost effective solutions to these problems. The products are completely modular by design. Each product element provides a unique stand alone feature/function set enabling one to choose only the products needed to enhance the performance of the existing network management system. Or, for maximum advantage, the elements may be integrated into a comprehensive, secured telemaintenance and remote access control solution customized to specific organizational requirements.

                                 USE OF PROCEEDS

           The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders (although the Company received an aggregate of $1,376,934 in the 1996 Private Placement and will receive the exercise price for each Share acquired if any of the Warrants is exercised). The Company will use the proceeds to be received upon the exercise of the Warrants ($3,855,135 assuming all of the Warrants are exercised) for working capital requirements and general corporate purposes. The Company will not receive any of the proceeds from the sale of Shares and will bear all expenses of the offering, estimated at $30,000.

                               PRIVATE PLACEMENTS

           In May 1993, the Company completed the 1993 Private Placement to accredited investors of an aggregate of 800,000 shares of Common Stock for $1,000,000. Pursuant to the terms of said private placement, the investors in that private placement were granted the Preemptive Rights.

           In April 1996, the Company completed the 1996 Private Placement to accredited investors of 1,101,467 Units, each Unit consisting of one share of Common Stock and one Class A Warrant exercisable into one share of Common Stock at an exercise price of $1.50 and one Class B Warrant exercisable into one share of Common Stock at an exercise price of $2.00. The purchase price for each Unit was $1.25.

                              SELLING STOCKHOLDERS

           The following table sets forth information, as at July 31, 1996, with respect to each Selling Stockholder's (i) beneficial ownership of the Company's Common Stock prior to the offering of any Shares hereunder by such Selling Stockholder, (ii) the number of Shares which may be offered for sale hereunder and (iii) the number of shares of the Company's Common Stock to be beneficially owned by such Selling Stockholder after the offering (assuming the sale of all Shares being offered hereunder, but no sale of other securities beneficially owned by such Selling Stockholder). "Shares of Common Stock to be Offered Hereunder" include (i) Shares issued in the 1996 Private Placement, (ii) Shares which may be acquired upon exercise of the Warrants, (iii) Shares acquired upon exercise of the Preemptive Rights, including the exercise of Warrants issued upon exercise of the Preemptive Rights and (iv) Shares acquired in the 1993 Private Placement.

                                       Shares of                        Shares of Common Stock
                                     Common Stock                       Stock Beneficially Owned
                                     Beneficially     Shares of Common       After Offering
                                      Owned Prior       Stock to be    ------------------------
      Name                          to Offering(1)    Offered Hereunder  Number     Percent(2)
      ----                          --------------    -----------------  ------     ----------
Infinity Partners Ltd.                   162,000        162,000           0            *
Jay Associates LLC                       480,000        480,000           0            *
Rachel Newmann                           240,000        240,000           0            *
Duck Partner, L.P.                       240,000        240,000           0            *
Ora Gichtin                              300,000        300,000           0            *
Jules Nordlict                           300,000        300,000           0            *
Alpha Investments, L.L.C                 336,000        336,000           0            *
Larry Lipschutz                          240,000        240,000           0            *
Rita Folger                               72,000         72,000           0            *
Jacob Koval                              180,000        180,000           0            *
Moshe Mueller Retirement Trust            12,000         12,000           0            *
Mark Mueller                              12,000         12,000           0            *
Nachum Barnetsky                           6,000          6,000           0            *

                                       Shares of                        Shares of Common Stock
                                     Common Stock                       Stock Beneficially Owned
                                     Beneficially     Shares of Common       After Offering
                                      Owned Prior       Stock to be    ------------------------
      Name                          to Offering(1)    Offered Hereunder  Number     Percent(2)
      ----                          --------------    -----------------  ------     ----------
Stephen M. Deixler(3)                    740,532(4)     169,995     570,537(4)         11.69
Stephen P. Roma(5)                       464,399(6)     169,995     294,404(6)          6.03
Samuel Seidman                            37,778         37,778           0            *
Special Situations Fund, L.P.            840,863        840,863           0            *
Special Situations Cayman Fund, L.P.     305,770        305,770           0            *
                                       ---------      ---------   ---------            -----
TOTAL                                  4,969,342      4,104,401     864,941            17.72
                                       ---------      ---------   ---------            -----

- ---------------------------
(1) Except for Selling Stockholders as to whom specific footnotes pertain, in addition to outstanding Shares owned (including Shares acquired in the 1996 Private Placement) includes shares of Common Stock which are not outstanding but which are subject to issuance upon exercise of the Warrants which are held by such Selling Stockholder.

(2)        Asterisk indicates less than 1%.

(3) Mr. Deixler has been Chairman of the Board of Directors since 1985 and has served as Chief Executive Officer of the Company since April 1996, as well as from June 1985 through October 1994. He was President of the Company from May 1982 to June 1985 and served as Treasurer of the Company from its formation in 1982 until September 1993 and currently has served as Treasurer of the Company since October 1994.

(4)        Does  not  include  214,436  shares  of  Common  Stock  owned  by Mr.
           Deixler's wife, mother, children and grandchildren as to which shares Mr. Deixler disclaims beneficial ownership. Includes 90,000 shares of Common Stock of which Mr. Deixler is the beneficial owner, and which have been issued to and are registered in the name of Olen and Company custodian f/b/o Stephen M. Deixler. Also includes 7,500 shares of Common Stock which may be acquired pursuant to currently exercisable non-employee director options.

(5)        Mr. Roma has been a director of the Company since August 1991.

(6) Includes 47,877 shares of Common Stock held by Donaldson, Lufkin & Jenrette Securities Corporation custodian f/b/o Stephen P. Roma, IRA. Includes 8,400 shares of Common Stock held by Mr. Roma and his wife as joint tenants. Does not include 1,200 shares of Common Stock held by Mr. Roma as custodian for his son or 29,108 shares owned by Mr. Roma's wife, some of which are held in Mrs. Roma's individual retirement account, as to which shares Mr. Roma disclaims beneficial ownership. Also includes 7,500 shares of Common Stock which may be acquired pursuant to currently exercisable non-employee director options.

                          DESCRIPTION OF CAPITAL STOCK

           The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Certificate of Incorporation and ByLaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

           The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $.001 per share, and 200,000 shares of Preferred Stock, par value $10 per share (the "Preferred Stock"). As of July 31, 1996, 4,819,142 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

Common Stock
- ------------

           The holders of Common Stock have the right to one vote per share on all matters submitted to a vote of holders of Common Stock. The holders of Common Stock do not have preemptive or cumulative voting rights and are entitled to dividends when and as declared by the Board of Directors and to share ratably in the assets of the Company legally available for distribution to the holders of Common Stock in the event of liquidation, dissolution or winding up of the Company. The outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock
- ---------------

           The Board of Directors of the Company, without further stockholder action, may issue shares of Preferred Stock in any number of series and may establish as to each series the designation and number of shares of each series, including provisions regarding voting powers, redemption, dividend rights, rights upon liquidation and conversion rights. The issuance of shares of Preferred Stock by the Board of Directors could adversely affect the rights of holders of Common Stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. Although the Company has no present intention to issue shares of Preferred Stock, the issuance thereof could discourage or defeat efforts to acquire control of the Company through acquisition of shares of Common Stock.

Transfer Agent and Registrar
- ----------------------------

           The Transfer Agent and Registrar for the Common Stock is Registrar and Transfer Company located in Cranford, New Jersey.

                              PLAN OF DISTRIBUTION

           The Shares may be offered for sale, from time to time, by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, in the over-the-counter market, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Shares under this Prospectus may be sold by one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(b) purchases by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal in order to facilitate the transaction; or (d) negotiated transactions between Selling Stockholders and purchasers without a broker or dealer. In connection with any sales, a Selling Stockholder and broker or dealer participating in such sales may be deemed "underwriters" within the meaning of the 1933 Act.

           Brokers or dealers selling under this Prospectus may receive commissions, discounts or concessions from a Selling Stockholder and/or purchasers of the Shares for whom such broker or dealers may act as agents, or to whom they may sell as principal, or both (which compensation as to a particular broker or dealer may be in excess of customary commissions). The Selling Stockholders and any participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act. Any such commissions, discounts or concessions and any gain realized by such broker or dealer on the sale of shares which it purchases as a principal may be deemed to be underwriting compensation to the broker or dealer.

           The Selling Stockholders have been advised by the Company that during the time each is engaged in distributing Shares covered by this Prospectus, each must comply with Rules 10b-5 and 10b-6 under the Exchange Act, as amended, and pursuant thereto: (i) may not engage in any stabilization activity in connection with the Company's securities; (ii) must furnish each broker through which Common Stock covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii) may not bid for or purchase any securities of the company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the 1934 Act. Any Selling Stockholder who may be an "affiliated purchaser" of the Company, as defined in Rule 10b-6, have been further advised that pursuant to Securities Exchange Act Release 34-23611 (September 11, 1986), they must coordinate their sales under this Prospectus with each other and the Company for purposes of Rule 10b-6.

                                  LEGAL MATTERS

           The validity of the Common Stock offered hereby will be passed upon by Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036.

                                     EXPERTS

           The consolidated balance sheet as of March 31, 1996 and the consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

           The consolidated balance sheet as of March 31, 1995 and the consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Price Waterhouse, LLP, independent accountants, given upon the authority of that firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

           The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement under the 1933 Act with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the Commission's principal office, and copies of all or any part of the Registration Statement may be obtained from such office upon the payment of the fees prescribed by the Commission. Electronic registration statements filed through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commission's Web site (http://www.sec.gov).

=====================================    =======================================

   No person has been authorized in
connection  with the offering  made
hereby to give any  information  or
to  make  any   representation  not
contained in this  Prospectus  and,
if given or made, such  information
or  representations   must  not  be
relied    upon   as   having   been
authorized  by  the  Company,   the
Selling  Stockholders  or any other
person. Neither this Prospectus nor
any  supplement to this  Prospectus
constitutes  an  offer to sell or a
solicitation  of an  offer  to buy,
any securities in any  jurisdiction
where,  or to any person to whom it
is  unlawful  to make such an offer
or   solicitation.    Neither   the
delivery of this Prospectus nor any
supplement to this  Prospectus  nor
any   sale   made    hereunder   or                 4,104,401 Shares
thereunder    shall,    under   any
circumstances,      create      any
implication  that there has been no
change  in  the   affairs   of  the
Company  since  the date  hereof or
thereof  or  that  the  information                 MICROFRAME, INC.
contained  herein is  correct as of
any time  subsequent to the date as
of  which   such   information   is
furnished.

       ----------------------

         TABLE OF CONTENTS                       ---------------------

                                Page                                    e
                                                       PROSPECTUS
Available Information.............2
Information Incorporated by                      ---------------------
 Reference........................2
Risk Factors......................3
The Company.......................8
Use of Proceeds..................10
Private Placements...............11
Selling Stockholders.............11
Description of Capital Stock.....13
Plan of Distribution.............14
Legal Matters....................15                  August __, 1996
Experts..........................15
Additional Information...........15


=====================================    =======================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Other Expenses of Issuance and Distribution

           The  estimated   expenses  in   connection   with  the  issuance  and
distribution of the securities being registered are:


           Filing Fee for Registration Statement......   $    2,388.34
           Legal Fees and Expenses ...................       17,500.00
           Accounting Fees and Expenses ..............        5,000.00
           Miscellaneous .............................        5,111.66
                                                         -------------
                      TOTAL ..........................   $   30,000.00
                                                         =============

- --------------------



Item 15.   Indemnification of Directors and Officers

           Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article Seventh of the registrant's Amended Certificate of Incorporation, as amended (the "Amended Certificate"), contains provisions for the indemnification of directors, officers and other corporate agents against certain liabilities and expenses, each to the fullest extent permitted by the NJBCA. In addition, Article Seventh of the Amended Certificate provides that a director of the registrant shall not be personally liable to the registrant or its Stockholders for damages for breach of any duty owed the registrant or its Stockholders, except for liability for any breach of duty based upon an act or omission (i) in breach of the director's duty of loyalty, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by the director of an improper personal benefit.

Item 16.   Exhibits


Exhibit
   No.          Description of Exhibit
   ---          ----------------------

4.1 Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.2 of the Form 10-K for the fiscal year ended March 31, 1992.

4.2        By-Laws  of the  Company.  Incorporated  by  reference  to
           Exhibit  3.2  of   Amendment   No.  1  to  the   Company's
           Registration Statement on Form SB-2 (No. 33-66688) dated October 26, 1993 ("Amendment No. 1 to the Registration Statement").

4.3 Amendment No. 2 of the Company's By-Laws. Incorporated by reference to Exhibit 3.3 to the Form 10-KSB for the fiscal year ended March 31, 1996.

4.4 Amendment to Certificate of Incorporation filed September 14, 1992. Incorporated by reference to Exhibit 3.3 of the Form 10-KSB for the fiscal year ended March 31, 1993.

4.5 Amendment to Certificate of Incorporation filed September 20, 1993. Incorporated by reference to Exhibit 3.4 of Amendment No. 1 to the Registration Statement.

5          Opinion of Parker Chapin Flattau & Klimpl, LLP.**

23.1       Consent of Coopers and Lybrand L.L.P.*

23.2       Consent of Price Waterhouse LLP.
*

23.3 Consent of Parker Chapin Flattau & Klimpl, LLP (contained in Exhibit 5).

24.1       Power of Attorney (contained in Signature Page).

- --------------------
*          Filed herewith.
**         To be filed by amendment.

Item 17.   Undertakings

           The undersigned Registrant hereby undertakes, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, that the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from the Registration Statement by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Edison, New Jersey on the 1st day of August, 1996.

                                         MICROFRAME, INC.


                                         By:  /s/ Stephen B. Gray
                                             ------------------------
                                               Stephen B. Gray, President and
                                               Chief Operating Officer

           Pursuant to the requirements of the Securities Act of 1933, this Form S-3 registration statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, the registrant does hereby appoint Stephen M. Deixler and Stephen B. Gray, and each of them severally, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the registrant, any and all amendments to said registration statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

Signature                       Title                         Date

Stephen B. Gray               President and Chief           August 1, 1996
- -----------------------       Operating Officer
/s/ Stephen B. Gray           (Principal Executive
                              Officer)


/s/ Mark A. Simmons           Vice President -              August 1, 1996
- -----------------------       Operations, Chief Financial
Mark A. Simmons               Officer
                              (Principal Financial Officer
                              and Principal Accounting
                              Officer)

/s/ Stephen M. Deixler        Chairman of the Board of      August 1, 1996
- -----------------------       Directors, Chief Executive
Stephen M. Deixler            Officer, Treasurer



/s/ Michael Radomsky          Executive Vice President,     August 1, 1996
- -----------------------       Secretary and Director
Michael Radomsky


/s/ William H. Whitney        Vice President-Chief          August 1, 1996
- -----------------------       Technology Officer, Assis-
William H. Whitney            tant Secretary, Director


/s/ Michehl R. Gent           Director                      August 1, 1996
- -----------------------
Michehl R. Gent


/s/ Stephen P. Roma           Director                      August 1, 1996
- -----------------------
Stephen P. Roma


/s/ David I. Gould            Director                      August 1, 1996
- -----------------------
David I. Gould

                                  EXHIBIT INDEX



Exhibit
   No.          Description of Exhibit
   ---          ----------------------

4.1            Certificate  of   Incorporation  of  the  Company.
               Incorporated by reference to Exhibit 3.2 of the Form 10-K for the fiscal year ended March 31, 1992.

4.2 By-Laws of the Company. Incorporated by reference to Exhibit 3.2 of Amendment No. 1 to the Company's Registration Statement on Form SB-2 (No. 33-66688) dated October 26, 1993 ("Amendment No. 1 to the Registration Statement").

4.3            Amendment   No.  2  of  the   Company's   By-Laws.
               Incorporated by reference to Exhibit 3.3 to the Form 10-KSB for the fiscal year ended March 31, 1996.

4.4            Amendment to  Certificate of  Incorporation  filed
               September 14, 1992.  Incorporated  by reference to
               Exhibit 3.3 of the Form 10-KSB for the fiscal year ended March 31, 1993.

4.5            Amendment to  Certificate of  Incorporation  filed
               September 20, 1993.  Incorporated  by reference to
               Exhibit 3.4 of Amendment No. 1 to the Registration
               Statement.

5              Opinion of Parker Chapin Flattau & Klimpl, LLP.**

23.1           Consent of Coopers and Lybrand L.L.P.*

23.2           Consent of Price Waterhouse LLP.*

23.3           Consent  of Parker  Chapin  Flattau & Klimpl,  LLP
               (contained in Exhibit 5).

24.1           Power of Attorney (contained in Signature Page).

- --------------------
*          Filed herewith.
**         To be filed by amendment.